EXHIBIT 32.1

Pursuant to 18 U.S.C. Section 1350, I Michael W. Laphen, Chairman and Chief Executive Officer of Computer Sciences Corporation (the “Company”) hereby certify that:

1.
The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2011 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2011	By:	/s/	Michael W. Laphen
Michael W. Laphen
Chairman and Chief Executive Officer